                                                                      EXHIBIT 11


                      NORRELL CORPORATION AND SUBSIDIARIES
                   COMPUTATION OF PRIMARY EARNINGS PER SHARE
          (Dollars and shares in thousands, except per share amounts)

                                                          Three Months Ended                  Nine Months Ended
                                                     --------------------------------------------------------------------
                                                      July 27,         July 28,            July 27,          July 28,
                                                        1997             1996                1997              1996
                                                        ----             ----                ----              ----
INCOME AVAILABLE TO COMMON SHARES
- ---------------------------------
PRIMARY:
   Net income applicable to common stock             $      9,175    $       6,619      $        24,855    $       17,982
                                                     ============    =============      ===============    ==============

WEIGHTED AVERAGE SHARES
- -----------------------
PRIMARY:
   Common shares                                           24,079           23,452               23,919            23,363
   Common share equivalents applicable to                   2,229            2,033                2,080             1,762
     stock options                                   ------------    -------------      ---------------    --------------
     Total                                                 26,308           25,485               25,999            25,125
                                                     ============    =============      ===============    ==============

EARNINGS PER SHARE
- ------------------
PRIMARY:
   Net income applicable to common stock             $       0.35    $        0.26      $          0.96    $         0.72
                                                     ============    =============      ===============    ==============

                      NORRELL CORPORATION AND SUBSIDIARIES
                COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE
          (Dollars and shares in thousands, except per share amounts)

                                                             Three Months Ended                  Nine Months Ended
                                                       --------------------------------------------------------------------
                                                        July 27,         July 28,            July 27,          July 28,
                                                          1997             1996                1997              1996
                                                          ----             ----                ----              ----
INCOME AVAILABLE TO COMMON SHARES
- ---------------------------------
FULLY DILUTED:
   Net income applicable to common stock               $      9,175    $       6,619      $        24,855    $       17,982
                                                       ============    =============      ===============    ==============

WEIGHTED AVERAGE SHARES
- -----------------------
FULLY DILUTED:
   Common shares                                             24,079           23,452               23,919            23,363
   Common share equivalents applicable to                     2,257            2,188                2,307             2,282
     stock options                                     ------------    -------------      ---------------    --------------
     Total                                                   26,336           25,640               26,226            25,645
                                                       ============    =============      ===============    ==============

EARNINGS PER SHARE (A)
- ----------------------
FULLY DILUTED:
   Net income applicable to common stock               $       0.35    $        0.26      $          0.95    $         0.70
                                                       ============    =============      ===============    ==============






(a) This calculation is submitted in accordance with Regulation S-K 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.